Exhibit 99.1

Network Appliance Announces Results for First Quarter Fiscal Year 2007;
              Achieves 39% Year-Over-Year Revenue Growth


    SUNNYVALE, Calif.--(BUSINESS WIRE)--Aug. 16, 2006--Network Appliance, Inc. (NASDAQ:NTAP), the leader in advanced networked storage solutions, today reported results for the first quarter of fiscal year 2007. Revenues for the first fiscal quarter were $621.3 million, an increase of 39% compared to revenues of $448.4 million for the same period a year ago and an increase of 4% compared to $598.0 million in the prior quarter.
    For the first fiscal quarter, GAAP net income was $54.7 million, or $0.14 per share(1) compared to GAAP net income of $60.1 million, or $0.16 per share for the same period in the prior year. This first quarter of fiscal year 2007 is the first quarter in which Network Appliance adopted the implementation of FAS 123R expensing of stock options in the GAAP results. Non-GAAP(2) net income for the first fiscal quarter increased 55% to $96.6 million, or $0.25 per share, compared to non-GAAP net income of $62.1 million, or $0.16 per share for the same period a year ago.
    "NetApp delivered another strong quarter, driven by strong growth in every region of the world," said Dan Warmenhoven, CEO of Network Appliance. "Our new products and new relationships are gaining momentum, and our business with enterprise customers reached record levels. Our results demonstrate that the NetApp value proposition resonates with customers and continues to drive our competitive success."

    Outlook

    -- Network Appliance estimates that growth in revenue for the second quarter of fiscal year 2007 will be in the range of 2 1/2% to 4%, which translates to 32% to 34% growth year over year.

    -- Including the implementation of SFAS123R and with current information and assumptions, the company expects second quarter GAAP earnings per share to finish between $0.13 and $0.16 per share. Network Appliance expects second quarter non-GAAP earnings per share to be in the range of $0.25 to $0.26 per share.

    -- For the full fiscal year 2007, Network Appliance estimates that revenues will finish in the range of 32% to 33% higher than fiscal year 2006.

    -- Including the implementation of SFAS123R and with current information and assumptions, the company expects GAAP earnings per share for fiscal year 2007 to be in the target range of $0.61 to $0.69 per share. Network Appliance estimates full-year non-GAAP earnings per share to be in the range of $1.04 to $1.06 per share.

    Quarterly Highlights

    During the first quarter of fiscal year 2007, Network Appliance demonstrated value and leadership in the data center with new products and solutions for the enterprise, introduced the industry's first all-in-one solution for the small and medium business (SMB) market, and continued its leadership position in the iSCSI and network-attached storage markets.
    This quarter, NetApp challenged the largest storage competitors for data center leadership by introducing a new line of products and services designed to enhance customers' data management capabilities, offer the best total cost of ownership, and achieve the highest productivity. The FAS6030 and FAS6070, new flagship systems that greatly extend the breadth and scale of the NetApp storage systems portfolio, extend the NetApp FAS line to a substantially higher level of performance and scalability. Additionally, NetApp debuted an enhanced NetApp Manageability Software family and new Fibre Channel
(FC) SAN capabilities as well as Premium Support Services for the FAS6070 and Rapid Deployment Services for Storage Implementation. Highlighting its greater value in data center environments, the expanded NetApp portfolio offers modular, transparent scalability for the largest data center applications and consolidations; maximum flexibility to help customers adapt to business changes; and the highest availability of application data, ultimately enabling more productivity for IT administrators and achieving the best overall total cost of ownership. These offerings are aimed at enterprises that have vast data requirements and demanding service-level agreements and that operate large-scale Oracle(R), SAP, and Microsoft(R) enterprise applications.
    During the quarter, NetApp announced the availability of its new Data ONTAP(R) GX operating system, giving customers with high-performance computing (HPC) applications extreme throughput, flexibility, and NetApp hallmark simplicity and reliability. Data ONTAP GX combines the global namespace functionality of SpinOS (acquired through the Spinnaker Networks(R) acquisition) with the key data management, performance, and high-availability features of Data ONTAP 7G. Although the needs of NetApp enterprise customers are well served by the performance, features, and functionality of Data ONTAP 7G, HPC customers in the areas of energy, entertainment, and electronic design automation have an insatiable demand for extreme levels of performance. Coupled with the new FAS6070 and/or FAS3050 systems, HPC customers can leverage the clustered file system technology inherent in Data ONTAP GX, which enables individual files or datasets to be striped across multiple nodes to achieve far greater performance than can be achieved with a traditional storage system. Data ONTAP GX, coupled with the new FAS6070, scales in capacity up to 6PB and achieves the unprecedented industry performance of more than one million operations per second, based on the SPEC SFS benchmark.
    During the quarter, NetApp unveiled the StoreVault(TM) S500, aimed at the small and medium business market segment. StoreVault S500 combines enterprise-proven storage technology from NetApp with the scalability, simplicity, security, and affordability that are missing in today's network storage solutions for SMBs. The StoreVault S500 is the industry's first scalable all-in-one network storage appliance for the SMB market segment that supports NAS, iSCSI SAN, and FC SAN, providing SMB customers unparalleled flexibility compared to direct-attached storage.
    Continuing disclosures of privacy breaches are driving requirements for enterprise-wide encryption and key management. This quarter, Decru, a NetApp company, unveiled a new key management platform, the Decru(R) Lifetime Key Management(TM) 3.0 Appliance (LKM Appliance). The LKM Appliance extends Decru's capabilities for secure, automated, enterprise-class management of storage encryption keys and adds integration capabilities for third-party encryption products.
    In other product news, NetApp was awarded Storage Vendor of the Year and NAS Product of the Year for the NetApp(R) NearStore(R) R200 storage system at the Storage Awards: The Storries III. Judged by the readers of Storage Magazine, the UK's leading IT storage magazine, the Storage Awards recognize excellence and innovation in the UK storage industry.
    From a market perspective, according to IDC's Worldwide Quarterly Disk Storage Systems Tracker Q1 2006,(3) NetApp gained revenue share in the networked storage market, growing to a 9.6% share in Q1 2006, up from an 8.5% share at year-end 2005. NetApp also gained capacity share in networked storage, growing to 19.5% from 15.8% in the same period.
    In the FC SAN market, NetApp continued to grow faster than the market in both revenue and capacity, both sequentially and year over year. Sequentially, FC SAN market revenue dropped 12.9% while NetApp grew 17.4%. Year over year, the FC SAN market revenue grew 14.8% while NetApp grew 60.2%.
    In the NAS market, NetApp grew faster than the market in both revenue and capacity, both sequentially and year over year. Sequentially, the NAS market revenue dropped 1.5% while NetApp grew 7.3%. Year over year, the NAS market revenue grew 14.7% while NetApp grew 17.8%. NetApp continues to lead the NAS market in terms of capacity, with a 45.8% share in Q1 2006, up from a 42.6% share at year-end 2005.
    NetApp demonstrated continued leadership in the iSCSI market in terms of revenue and capacity, with first place market share for Q1 2006 in capacity shipped (40.0%) and in revenue (29.7%). In Q1 2006, the iSCSI market revenue dropped 7.2% sequentially, while NetApp grew 10.0%.
    Also this quarter, NetApp announced it has shown the strongest market share growth among the top 10 vendors of storage software and has moved into the top four vendors for market share in 2005. According to Gartner's report "Market Share: Storage Management Software, Worldwide, 2005,"(4) the total market for new license revenue in 2004 to 2005 grew at a rate of 8.8%, with NetApp beating the market with a growth rate of 42.3% for the same period. For the third year in a row, this was the fastest growth rate among the top 10 vendors in the space and for the first year places NetApp in the top four, with a total overall market share of 6.5%.
    On the partner front, NetApp unveiled several new solution enhancements and partner offerings with Attune Systems, Brocade, Cisco, Emulex, Microsoft, Symantec, and Reconnex, to address a variety of data concerns, including network file management, data content monitoring, data protection, and FC SAN scalability.
    In corporate news, NetApp entered into a definitive agreement to sell its NetCache(TM) business to Blue Coat Systems. Also during the quarter, Edward Kozel, a member of the Yahoo! board of directors and CEO of cRight, Inc., a developer of anti-piracy software, joined the NetApp board of directors.

    Webcast and Conference Call Information

    -- The NetApp quarterly results conference call will be broadcast live via the Internet at http://investors.netapp.com on Wednesday, August 16, 2006, at 1:30 p.m. Pacific Time. This press release and any other information related to the call will also be posted to the Web site at that location.

    -- The conference call will also be available live in a listen-only format at (866) 700-0133 in the United States and
        (617) 213-8831 outside the United States. The passcode for both numbers is 31954843.

    -- A replay will be available for 72 hours following the completion of the live call by dialing (888) 286-8010 in the United States and (617) 801-6888 outside the United States, with replay code 85474493. The Webcast replay will be posted on our Web site for at least one year.

    About Network Appliance

    Network Appliance is a world leader in unified storage solutions for today's data-intensive enterprise. Since its inception in 1992, Network Appliance has delivered technology, product, and partner firsts that simplify data management. Information about Network Appliance solutions and services is available at www.netapp.com.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the Outlook section relating to our forecasted operating results and metrics for second quarter of fiscal 2007 and for all of fiscal 2007; statements regarding our optimism for our 2007 fiscal year generally; statements regarding the anticipated benefits of our new products, technologies, and services, including Data ONTAP GX, Decru Lifetime Key Management
3.0 Appliance, StoreVault, the FAS6030, and the FAS6070; and statements regarding anticipated benefits from partner offerings. These forward-looking statements involve risks and uncertainties, and actual results could vary. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general economic and industry conditions, including expenditure trends for storage-related products; risks associated with the anticipated growth in network storage and content delivery markets; our ability to deliver new product architectures and enterprise service offerings; competition risks, including our ability to design products and services that compete effectively from a price and performance perspective; risks with new product introductions; our reliance on a limited number of suppliers; our ability to accurately forecast demand for our products and successfully manage our relationships with our contract manufacturers; our ability to expand our direct sales operations and reseller distribution channels; our ability to develop, maintain, and strengthen our relationships and product offerings with strategic partners; risks associated with international operations; our ability to successfully acquire and integrate complementary businesses and technologies; foreign currency exchange rate fluctuations; and other important factors as described in Network Appliance, Inc. reports and documents filed from time to time with the Securities and Exchange Commission, including the factors described under the sections captioned "Risk Factors" in our most recently submitted 10-K and 10-Q. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

    (1) Earnings per share represent the diluted number of shares for all periods presented.
    (2) Non-GAAP results of operations exclude amortization of intangible assets, stock-based compensation, restructuring charges/recoveries, net gain/loss on investments, and the related effects on income taxes.
    (3) IDC's Worldwide Quarterly Disk Storage Systems Tracker Q1
2006.
    (4) Gartner Dataquest, "Market Share: Storage Management Software, Worldwide, 2005," Aman Munglani and Nikhil Pank, June 28, 2006.

    NetApp, Data ONTAP, NearStore, and Spinnaker Networks are registered trademarks and Network Appliance, NetCache, and StoreVault are trademarks of Network Appliance Inc. in the United States and other countries. Decru is a registered trademark and Lifetime Key Management is a trademark of Decru Inc., a NetApp company. All other brands or products are trademarks or registered trademarks of their respective holders and should be treated as such.

    Network Appliance Usage of Non-GAAP Financials

    The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance. These non-GAAP financial measures exclude amortization of intangible assets, in-process research and development, stock compensation, restructuring charges/recoveries, net gain/loss on investments, and the related effects on income taxes as well as certain discrete GAAP provision for income tax matters recognized ratably for non-GAAP purposes. We have excluded these items in order to enhance investors' understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.
    These non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.



                       NETWORK APPLIANCE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (Unaudited)

                                                July 28,   April 30,
                                                   2006        2006
                                               ----------- -----------
                    ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                    $442,329    $461,256
    Short-term investments                        830,051     861,636
    Accounts receivable, net                      376,920     415,295
    Inventories                                    56,242      64,452
    Prepaid expenses and other assets              41,140      43,536
    Short-term restricted cash and investments    135,141     138,539
    Deferred income taxes                          48,496      48,496
                                               ----------- -----------
        Total current assets                    1,930,319   2,033,210


PROPERTY AND EQUIPMENT, net                       533,121     513,193

GOODWILL                                          487,535     487,535
INTANGIBLE ASSETS, net                             69,869      75,051
LONG-TERM RESTRICTED CASH AND INVESTMENTS          96,632     108,371
OTHER ASSETS                                       63,193      43,605
                                               ----------- -----------
                                               $3,180,669  $3,260,965
                                               =========== ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Current portion of long-term debt               $163,354    $166,211
    Accounts payable                               99,927     101,278
    Income taxes payable                           33,527      51,577
    Accrued compensation and related benefits      90,979     129,636
    Other accrued liabilities                      65,122      69,073
    Deferred revenue                              433,599     399,388
                                               ----------- -----------
        Total current liabilities                 886,508     917,163
                                               ----------- -----------

LONG-TERM DEBT                                    108,780     133,789
LONG-TERM DEFERRED REVENUE                        309,611     282,149
LONG-TERM OBLIGATIONS                               4,943       4,411
                                               ----------- -----------
                                                1,309,842   1,337,512
                                               ----------- -----------

STOCKHOLDERS' EQUITY                            1,870,827   1,923,453
                                               ----------- -----------
                                               $3,180,669  $3,260,965
                                               =========== ===========


                       NETWORK APPLIANCE, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)
                             (Unaudited)

                                                      Quarter Ended
                                                   -------------------
                                                   July 28,  July 29,
                                                      2006      2005
                                                   --------- ---------

REVENUES:
   Product                                         $465,611  $340,926
   Software subscriptions                            74,830    53,704
   Service                                           80,847    53,773
                                                   --------- ---------
            Total revenues                          621,288   448,403
                                                   --------- ---------

COST OF REVENUES:
   Cost of product                                  187,965   131,499
   Cost of software subscriptions                     2,292     2,256
   Cost of service                                   57,961    41,162
                                                   --------- ---------
            Total cost of revenues                  248,218   174,917
                                                   --------- ---------
GROSS MARGIN                                        373,070   273,486
                                                   --------- ---------

OPERATING EXPENSES:
    Sales and marketing                             195,518   137,814
    Research and development                         88,678    52,160
    General and administrative                       32,396    21,196
    Restructuring recoveries                            (74)   (1,256)
                                                   --------- ---------
        Total operating expenses                    316,518   209,914
                                                   --------- ---------

INCOME FROM OPERATIONS                               56,552    63,572

OTHER INCOME (EXPENSES), net:
    Interest income                                  16,656     9,048
    Interest expense                                 (3,871)      (48)
    Other income (expense), net                         779      (224)
    Net gain on investments                               -        33
                                                   --------- ---------
          Total other income, net                    13,564     8,809
                                                   ---------- --------

INCOME BEFORE INCOME TAXES                           70,116    72,381

PROVISION FOR INCOME TAXES                           15,446    12,261
                                                   --------- ---------

NET INCOME                                         $ 54,670  $ 60,120
                                                   ========= =========

NET INCOME PER SHARE:
    BASIC                                          $   0.15  $   0.16
                                                   ========= =========
    DILUTED                                        $   0.14  $   0.16
                                                   ========= =========

SHARES USED IN PER SHARE CALCULATION:
    BASIC                                           373,869   367,438
                                                   ========= =========
    DILUTED                                         391,319   386,383
                                                   ========= =========


                       NETWORK APPLIANCE, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                            (In thousands)
                             (Unaudited)

                                                  Three Months Ended
                                                 --------------------
                                                  July 28,   July 29,
                                                    2006       2005
                                                 ---------- ----------
Cash Flows from Operating Activities:
   Net income                                    $  54,670  $  60,120
   Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation                                  18,714     14,756
      Amortization of intangible assets              4,686      2,671
      Amortization of patents                          495        495
      Stock-based compensation                      43,022      2,028
      Net loss (gain) on investments                     6        (33)
      Net loss on disposal of equipment                 81        404
      Allowance (reduction) for doubtful
       accounts                                        144       (379)
      Deferred rent                                    199         48
      Excess tax benefit from stock-based
       compensation                                 (4,489)         -
      Changes in assets and liabilities:
        Accounts receivable                         38,187     57,892
        Inventories                                   (520)    (4,998)
        Prepaid expenses and other assets            5,384     (3,997)
        Accounts payable                            (1,139)    (2,691)
        Income taxes payable                        (6,914)     9,648
        Accrued compensation and related
         benefits                                  (38,964)   (32,418)
        Other accrued liabilities                  (10,980)    (1,302)
        Deferred revenue                            61,982     36,716
                                                 ---------- ----------
          Net cash provided by operating
           activities                              164,564    138,960
                                                 ---------- ----------
Cash Flows from Investing Activities:
   Purchases of investments                       (874,416)  (222,787)
   Redemptions of investments                      906,423    213,977
   Redemptions of restricted investments            16,322          -
   Increase (decrease) in restricted cash              252     (1,504)
   Purchases of property and equipment             (23,056)   (33,538)
   Proceeds from sales of investments                   17         62
   Purchases of equity securities                   (1,183)      (275)
   Purchase of business, net of cash acquired            -    (11,831)
                                                 ---------- ----------
          Net cash provided by (used in)
           investing activities                     24,359    (55,896)
                                                 ---------- ----------
Cash Flows from Financing Activities:
   Proceeds from sale of common stock related to
    employee stock transactions                     36,831     50,763
   Excess tax benefit from stock-based
    compensation                                     4,489          -
   Repayment of debt                               (27,866)         -
   Tax withholding payments reimbursed by
    restricted stock                                  (980)      (419)
   Repurchases of common stock                    (220,000)   (95,543)
                                                 ---------- ----------
          Net cash used in financing activities   (207,526)   (45,199)
                                                 ---------- ----------

Effect of Exchange Rate Changes on Cash               (324)       178

Net Increase (Decrease) in Cash and Cash
 Equivalents                                       (18,927)    38,043
Cash and Cash Equivalents:
   Beginning of period                             461,256    193,542
                                                 ---------- ----------
   End of period                                 $ 442,329    231,585
                                                 ========== ==========


                       NETWORK APPLIANCE, INC.
                       SUPPLEMENTAL INFORMATION
                            (In thousands)
                             (Unaudited)

                              QUARTER ENDED JULY 28, 2006
                  ----------------------------------------------------
                               Stock-                   Net
                  Amortizat    based                   (Gain)/
                    -ion of   Compensat Restructuring  Loss on
                   Intangible   -ion     (Recoveries)/ Invest
                     Assets    Expenses     Charges    -ments  Total
                  ----------------------------------------------------
Cost of product
 revenues             $3,866       $670             -       -  $4,536
Cost of service
 revenues                  -      2,634             -       -   2,634
Sales and
 marketing
 expenses                583     18,717             -       -  19,300
Research and
 development
 expenses                  -     13,868             -       -  13,868
General and
 administrative
 expenses                237      7,133             -       -   7,370
Restructuring
 (recoveries)/
 charges                   -          -           (74)      -     (74)

                  ----------------------------------------------------
Effect on pre-tax
 income               $4,686    $43,022          ($74)      - $47,634



                              QUARTER ENDED JULY 29, 2005
                  ----------------------------------------------------
                               Stock-                   Net
                  Amortizat    based                   (Gain)/
                    -ion of   Compensat Restructuring  Loss on
                   Intangible   -ion     (Recoveries)/ Invest
                     Assets    Expenses     Charges    -ments  Total
                  ----------------------------------------------------
Cost of product
 revenues             $1,108          -             -       -  $1,108
Cost of service
 revenues                  -          -             -       -       -
Sales and
 marketing
 expenses                207        515             -       -     722
Research and
 development
 expenses                  -      1,358             -       -   1,358
General and
 administrative
 expenses              1,356        155             -       -   1,511
Restructuring
 (recoveries)/
 charges                   -          -        (1,256)      -  (1,256)
Net (gain)/loss
 on investments            -          -             -     (33)    (33)

                  ----------------------------------------------------
Effect on pre-tax
 income               $2,671     $2,028       ($1,256)   ($33) $3,410


                       NETWORK APPLIANCE, INC.
                     RECONCILIATION OF NET INCOME
               (In thousands, except per share amounts)
                             (Unaudited)

                                                       Quarter Ended
                                                     -----------------
                                                     July 28, July 29,
                                                       2006     2005
                                                     -------- --------


NET INCOME                                           $54,670  $60,120

Adjustments:
    Amortization of intangible assets                  4,686    2,671
    Stock-based compensation expenses                 43,022    2,028
    Restructuring (recoveries)/charges                   (74)  (1,256)
    Net (gain)/loss on investments                         -      (33)
    Income tax effect                                 (5,749)  (1,381)

                                                     -------- --------
NON-GAAP NET INCOME                                  $96,555  $62,149
                                                     ======== ========


EARNINGS PER SHARE                                    $0.140   $0.156

Adjustments:
    Amortization of intangible assets                  0.012    0.007
    Stock-based compensation expenses                  0.110    0.005
   Restructuring (recoveries)/charges                (0.000)  (0.003)
    Net (gain)/loss on investments                     0.000   (0.000)
    Income tax effect                                 (0.015)  (0.004)

                                                     -------- --------
NON-GAAP EARNINGS PER SHARE                           $0.247   $0.161
                                                     ======== ========


                       NETWORK APPLIANCE, INC.
             RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
                   EXPRESSED AS EARNINGS PER SHARE
                  SECOND QUARTER and FULL YEAR 2007
                             (Unaudited)

                                       Second Quarter     Full Year
                                            2007            2007
                                       --------------- ---------------
ADJUSTMENTS OF SPECIFIC ITEMS
   TO EARNINGS PER SHARE FOR
   THE SECOND QUARTER AND FULL
   YEAR 2007 ($):

Adjustment:
   Amortization of intangible assets       (0.012)         (0.048)
   Stock based compensation expense    (0.100 - 0.122) (0.389 - 0.456)
   Restructuring (recoveries)/charges               -               -
   Income tax effect                    0.016 - 0.018   0.063 - 0.073

                                       --------------- ---------------
NET DECREASE IN EARNINGS PER SHARE     (0.096 - 0.116) (0.374 - 0.431)
                                       =============== ===============



    CONTACT: Network Appliance, Inc.
             Jodi Baumann, 408-822-3974 (Press)
             jodi@netapp.com
             Tara Calhoun, 408-822-6909 (Investors)
             tara@netapp.com
             Billie Fagenstrom, 408-822-6428 (Investors) billief@netapp.com